UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 16, 2017
Date of Report (date of earliest event reported)

GIGPEAK, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive
San Jose, CA 95134
(Address of principal executive offices)

(408) 522-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed in its Current Report on Form 8-K as filed with the SEC on February 13, 2017, GigPeak, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Integrated Device Technology, Inc., a Delaware corporation (“Parent”), and Parent’s wholly-owned subsidiary Glider Merger Sub, Inc., a Delaware corporation (the “Purchaser”) pursuant to which the Purchaser will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of the Company, par value $0.001 per share, of the Company at a price per share of $3.08 in cash (such amount, the “Offer Price”), for an overall transaction value of approximately $250,000,000.  Following the consummation of the Offer, the Purchaser will merge with and into the Company (the “Merger”), and all shares of the Company common stock not acquired in the Offer (other than shares held by holders who have properly exercised their appraisal rights under Section 262 of the Delaware General Corporation Law) will convert into the right to receive the Offer Price.  The Company will survive the Merger as a wholly-owned subsidiary of Parent. The Merger Agreement includes customary representations, warranties and covenants by the parties.

On February 16, 2017 the Company and Parent issued a joint letter to the Company’s existing customers informing them of the proposed transaction.  A copy of that joint letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Joint Letter to GigPeak Customers dated February 16, 2017

Additional Information

The Offer has not yet commenced. This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. At the time the tender offer is commenced, the Parent will file with the Securities and Exchange Commission (“SEC”) a Tender Offer Statement on Schedule TO, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Company stockholders and other investors are strongly advised to read the tender offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents that have yet to be filed) and the Solicitation/Recommendation Statement because they will contain important information that should be read carefully before any decision is made with respect to the tender offer. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available for free at the SEC’s website at www.sec.gov. Free copies of these materials and other tender offer documents will be made available by the information agent for the tender offer.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, Parent and the Company file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by the parties at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The parties’ filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the anticipated consummation of the acquisition of the Company and the timing and benefits thereof. These forward-looking statements are based on the current expectations of the Company and Parent and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the ability of the Company and Parent to complete the transaction on the proposed terms and schedule; whether Parent or the Company will be able to satisfy their respective closing conditions related to the transaction; whether sufficient stockholders of the Company tender their shares of common stock in the transaction; whether the Parent will obtain financing for the transaction on the expected timeline and terms; the outcome of legal proceedings that may be instituted against the Company and/or others relating to the transaction; the possibility that competing offers will be made; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for the acquired company and its products, including uncertainty of the expected financial performance of the acquired company and its products; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers;, as well as other risks related to Parent’s and the Company’s businesses detailed from time-to-time under the caption “Risk Factors” and elsewhere in Parent’s and the Company’s respective SEC filings and reports, including the Annual Report of the Company on Form 10-K for the year ended December 31, 2015 and the Annual Report of Parent on Form 10-K for the year ended April 3, 2016. The Parent undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGPEAK, INC.

By:	/s/ Dr. Avi Katz
Name: Dr. Avi Katz
Title: Chief Executive Officer

Date: February 16, 2017

EXHIBIT INDEX

Exhibit 99.1	Joint Letter to GigPeak Customers dated February 16, 2017